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                                                                 EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-68121) of our report dated July 24, 1998 (except for Note 9 which is as of August 25, 1998) which appears on page 56 of the 1998 Annual Report to Shareholders of International Network Services, which is incorporated by reference in International Network Services' Annual Report on Form 10-K for the year ended June 30, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 24 of such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated December 17, 1998, which appears in Exhibit 99 of the Current Report on Form 8-K dated December 17, 1998.



San Jose, California
December 28, 1998

                                                  /s/ PricewaterhouseCoopers LLP
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